Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 23, 2007.

Vote by Internet

  •
  Log on to the Internet and go to www.investorvote.com
  •
  Follow the steps outlined on the secured website.

Vote by telephone

  •
  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. ☒
Please do not write outside the designated areas.

Special Meeting Proxy Card                                                         123456                C0123456789                 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 - 4.

	For	Against	Abstain		For	Against	Abstain
1. New tracking stock proposal. (see page 54 of the proxy statement/prospectus)	☐	☐	☐	2. Recapitalization proposal. (see page 55 of the proxy statement/prospectus)	☐	☐	☐
3. Optional conversion proposal. (see page 55 of the proxy statement/prospectus)	☐	☐	☐	4. Group disposition proposal. (see page 55 of the proxy statement/prospectus)	☐	☐	☐
B Non-Voting Items Change of Address — Please print new address below.					Meeting Attendance
					Mark box to the right if you plan to attend the Special Meeting.		☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Liberty Media Corporation
2007 Special Meeting of Stockholders

October 23, 2007, 9:00 a.m. Local Time
Denver Marriott South at Park Meadows
10345 Park Meadows Drive, Littleton, CO 80124

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Liberty Media Corporation's Special Meeting will be held at 9:00 am local time on October 23, 2007 at the Denver Marriott South at Park Meadows. If you plan to attend the Special Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Stockholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — LIBERTY MEDIA CORPORATION

Series A Liberty Interactive Common Stock
Series B Liberty Interactive Common Stock
Series A Liberty Capital Common Stock
Series B Liberty Capital Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Christopher Shean and Charles Y. Tanabe and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock, Series A Liberty Capital Common Stock and Series B Liberty Capital Common Stock held by the undersigned at the Special Meeting of Stockholders to be held on October 23, 2007, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO LIBERTY MEDIA CORPORATION, C/O COMPUTERSHARE, P.O. BOX 43102, PROVIDENCE, RI, 02940-0567. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE SPECIAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)